SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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iShares, Inc.

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November 28, 2007

URGENT: PLEASE READ

Re: iShares MSCI Austria Index Fund

Dear Shareholder:

We have attempted to contact you numerous times about an important shareholder meeting called to vote on matters related to your investment in the iShares MSCI Austria Index Fund. This meeting is scheduled to take place December 7, 2007.

Since you own a significant portion of the iShares fund, your vote is essential to the approval of these proposals.

For your convenience, please find enclosed a new voting form and instructions on how to vote your shares by Internet or phone.

Your vote is very important. If we do not receive enough votes to constitute a quorum, no vote may be taken and the proposed changes to the investment objectives of the fund may not be made.

Should you have any questions, please contact us immediately at 1-866-822-1238 ext. 4088 between the hours of 9:00 a.m. and 11:00 p.m. Eastern time.

Thank you in advance for your assistance with this important matter.

Sincerely,

Eilleen M. Clavere

Secretary

November 28, 2007

URGENT: PLEASE READ

Re: iShares MSCI Netherlands Index Fund

Dear Shareholder:

We have attempted to contact you numerous times about an important shareholder meeting called to vote on matters related to your investment in the iShares MSCI Netherlands Index Fund. This meeting is scheduled to take place December 7, 2007.

Since you own a significant portion of the iShares fund, your vote is essential to the approval of these proposals.

For your convenience, please find enclosed a new voting form and instructions on how to vote your shares by Internet or phone.

Your vote is very important. If we do not receive enough votes to constitute a quorum, no vote may be taken and the proposed changes to the investment objectives of the fund may not be made.

Should you have any questions, please contact us immediately at 1-866-822-1238 ext. 4088 between the hours of 9:00 a.m. and 11:00 p.m. Eastern time.

Thank you in advance for your assistance with this important matter.

Sincerely,

Eilleen M. Clavere

Secretary